MEMC
                       SUPPLEMENTAL EXECUTIVE PENSION PLAN
                                1997 RESTATEMENT


                                    ARTICLE I
                               HISTORY AND PURPOSE

     1.1 History. Effective as of January 1, 1990, MEMC Electronic Materials, Inc. ("MEMC") adopted the MEMC Electronic Materials, Inc. Supplemental Executive Pension Plan (the "Executive Pension Plan"). The Executive Pension Plan was amended effective June 14, 1991 to provide for lump sum distributions of amounts less than $25,000 at the discretion of the Administrator, and was further amended effective January 1, 1994 to provide that benefit accruals occur as of the end of each Plan Year, or on the date of the Participant's retirement or termination of employment if earlier. A Third Amendment, effective December 17, 1993, provided for establishment of a Rabbi Trust for the Executive Pension Plan to fund distributions under certain conditions. The Executive Pension Plan was amended and completely restated in 1994. MEMC now wishes to further amend and restate the Executive Pension Plan to amend, among other things, the eligibility provisions of the Plan, and to change the name of the Plan to the MEMC Supplemental Executive Pension Plan.

     1.2 Purpose. The Executive Pension Plan is intended to provide certain benefits to participants who are entitled to benefits under the MEMC Pension Plan (the "Pension Plan")[prior to January 1, 1997, the MEMC Electronic Materials, Inc. Pension Plan for Salaried Employees and the MEMC Southwest Inc. Pension Plan]. The benefits provided by the Executive Pension Plan to Pension Participants and their Beneficiaries shall be limited to that portion of the benefit under the Pension Plan which would have been payable but for certain limitations placed on such benefit in accordance with the terms of the Pension Plan.

     The Executive Pension Plan is structured as two plans. The portion of the Executive Pension Plan that provides benefits based on limitations imposed by
Section 415 of the Code is intended to be an "excess benefit plan" as defined by Sections 3(36) and 4(b)(5) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The portion of the Executive Pension Plan that provides benefits based on limitations imposed by Section 401(a)(17) of the Code is intended to be a plan as defined by Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA providing benefits to a select group of management or highly compensated employees.

     1.3 Eligible Participants. This Executive Pension Plan shall provide a benefit only to an individual who is an "Employee," as defined in the Pension Plan, and (i) whose annual "Earnings" as defined in Section 2.7 of the Pension Plan, exceed the compensation limit set forth in Section 401(a)(17)(A) of the Code, as adjusted in accordance with Section 401(a)(17)(B), for any period utilized in determining the individual's Accrued Benefit under the Pension Plan; or (ii) whose Pension Plan benefit is reduced because of the limitations imposed on such benefit by Section 415 of the Code.


                                   ARTICLE II
                                   DEFINITIONS

     2.1 (a) Unless otherwise expressly qualified by the context of this Executive Pension Plan, the terms used in this Executive Pension Plan shall have the same meaning as those terms in the Pension Plan.

     (b) "Eligible  Participant" shall mean a Pension  Participant  described in
Section 1.3 for whom benefits under this Executive Pension Plan will be accrued.

     (c) "Pension Participant" shall mean a Participant in the Pension Plan.

     (d) "Pension Plan" shall mean the MEMC Pension Plan.

     (e) "Plan Formula" shall mean the formula for computing the monthly amount of the benefit payable under the Pension Plan, as amended from time to time, that is applicable to the Eligible Participant whose benefit under this Executive Pension Plan is being computed.

     (f) "Rabbi Trust" shall mean the trust established pursuant to the Trust Agreement for MEMC Electronic Materials, Inc. Supplemental Executive Pension Plan between MEMC Electronic Materials, Inc. and the trustee.


                                   ARTICLE III
                               RETIREMENT BENEFITS

     3.1 Limitations. The Executive Pension Plan provides benefits that would be payable to a Pension Participant under the Pension Plan except for the application of any one or more of the following two limitations:

     (a) Benefits not payable under the Pension Plan because of the limitations imposed on the maximum amount of compensation which may be considered in determining the annual benefit of the Pension Participant under Section 401(a)(17) of the Code ("Compensation Limitation"); and

     (b) Benefits not payable under the Pension Plan because of the limitations imposed on the annual benefit of the Pension Participant by Section 415 of the Code ("Section 415 Limitation").

     3.2 Retirement Benefits. Each Eligible Participant shall be entitled to an annual retirement benefit under this Executive Pension Plan, payable in the form as provided for in Article IV, equal to the excess of:

     (a) the annual retirement benefit which would have been payable to a Pension Participant under the Pension Plan without regard to the Compensation Limitation and the Section 415 Limitation; over

     (b) the amount of the annual retirement benefit that is in fact payable to such Pension Participant under the Pension Plan.

     To the extent they are not inconsistent with this Executive Pension Plan, the provisions of the Pension Plan are incorporated by this reference and made a part hereof.

     Notwithstanding the above, in the event any portion of the accrued benefit of an Eligible Participant is awarded to an Alternate Payee pursuant to a Qualified Domestic Relations Order, the participant's annual retirement benefit shall be adjusted, as the Plan Administrator shall determine, so that the combined benefit payable to the Eligible Participant and the Alternate Payee from this Plan and the Pension Plan is the amount determined pursuant to subsection 3.2(a) above.

     3.3 Offset. Notwithstanding anything to the contrary, the benefit determined in accordance with Section 3.2 of this Executive Pension Plan shall be reduced by that portion of the benefit payable from any nonqualified retirement plan maintained by Monsanto Company or International Business Machines, Inc. computed as if the Eligible Participant had received his retirement benefit under such plan or plans in the form of a Single Life Annuity commencing at his Annuity Starting Date, to the extent that such benefits duplicate the benefit determined in accordance with Section 3.2 of this Executive Pension Plan.

     3.4 Executive Pension Amount. The total amount of the benefit determined to be payable to any Eligible Participant in accordance with the terms of this
Article III of the Executive Pension Plan shall be known as the "Executive Pension Amount."


                                   ARTICLE IV
                      PAYMENT OF EXECUTIVE PENSION AMOUNTS

     4.1 Form of Payment. The normal form of the Executive Pension Amount payable to an Eligible Participant under this Executive Pension Plan shall be the form of payment used to compute an Eligible Participant's accrued pension in accordance with the terms of the Pension Plan.

     The Executive Pension Amount which an Eligible Participant or his Beneficiary is entitled to receive under this Executive Pension Plan shall be paid in the same form and, subject to the provisions below applicable to lump sum distributions, adjusted by the same factors used to compute the form of benefit in which he elects to receive his retirement income payable under the Pension Plan; provided, however, that a lump sum payment must be elected as described below. If, however, the lump sum actuarial equivalent value of the Executive Pension Amount payable under the Executive Pension Plan is less than $25,000, or alternately, if the monthly amount of the Executive Pension Amount payable under the Executive Pension Plan is less than $250, the Plan Administrator may, in its sole discretion, pay such amount in a single lump sum cash payment. Payment of the lump sum so determined shall be in full and complete satisfaction of all benefits due the Eligible Participant or his Beneficiary in accordance with the terms of this Executive Pension Plan. An Eligible Participant who receives a lump sum distribution from the Pension Plan and who is not entitled to a lump sum distribution under this Executive Pension Plan shall receive the Executive Pension Amount in the normal form, as described in the Pension Plan.

     Notwithstanding anything to the contrary in this Section, an Eligible Participant may elect to receive the actuarial equivalent of the Executive Pension Amount that he or his Beneficiary is entitled to receive under this Executive Pension Plan:

     (a) As a lump sum payment; or

     (b) In annual installments over a period not in excess of 15 years.

Such an election shall be made in writing in a form prescribed by the Plan Administrator no later than six (6) months before the payment is to commence in accordance with Section 4.3 of this Executive Pension Plan. A new distribution election shall revoke all prior elections; provided, however, no distribution election shall be valid if such election is filed within six months of the date any amount shall become payable under this Executive Pension Plan. A distribution election shall be void automatically if the Participant does not retire by the end of the eighth month following the month in which the election is made. Payment of a lump sum pursuant to an election hereunder shall be in full and complete satisfaction of all benefits due an Eligible Participant or his Beneficiary in accordance with the terms of this Executive Pension Plan.

     The amount of a lump sum payment shall be the actuarial equivalent value of the normal form of benefit payable to the Participant in accordance with the first paragraph of this Section 4.1, using the actuarial assumptions described in the definitions of Actuarial Equivalent in the Pension Plan as of the month in which such an election is made.

     In the event the Eligible Participant elects an installment or an annuity form of distribution, the Employer shall pay the lump sum present value, calculated as described above, of the Executive Pension Amount into the Rabbi Trust not later than the Eligible Participant's retirement date.

     4.2 Death Benefits. Each Eligible Participant entitled to an Executive Pension Amount under this Executive Pension Plan who dies before his Annuity Starting Date shall be entitled to a death benefit equal in amount to the additional death benefit to which the Eligible Participant would have been entitled under the Pension Plan if the Executive Pension Amount as determined under Article III was payable under the Pension Plan instead of this Executive Pension Plan.

     Payment of any death benefit under the Executive Pension Plan shall be made to the persons and in the proportions to which any death benefit under the Pension Plan is or would be payable (disregarding any Qualified Domestic Relations Order). Payment of any death benefit shall be a single payment of the lump sum present value of the death benefit. If an Eligible Participant elects to receive installment payments, as provided in Section 4.1, and dies after his Annuity Starting Date but before all installment payments have been made, or elects a lump sum benefit and dies after his Annuity Starting Date but before payment has been made, the remaining payment(s) shall be made to the Beneficiary or Beneficiaries designated by the Eligible Participant on a form provided by the Administrator and filed with the Administrator prior to the Eligible Participant's death. In the event no designation is made or if no Beneficiary survived the Eligible Participant, payment shall be made to the Eligible Participant's surviving spouse, and if the Eligible Participant leaves no spouse surviving, to the estate of the Participant.

     4.3 Time of Payment. Payment of the Executive Pension Amount to an Eligible Participant under this Executive Pension Plan shall commence and terminate on the same date or dates on which the retirement income payable to such individual under the Pension Plan commences and terminates, unless such individual has received a lump sum payment or has elected annual installment payments from this Executive Pension Plan in accordance with Section 4.1 and such form of benefit is not available to the Eligible Participant under the Pension Plan. Lump sum payments shall be made as soon as administratively feasible following the Eligible Participant's retirement, or such later date as the Eligible Participant shall specify pursuant to Section 4.4. Annual installment payments shall commence as soon as administratively feasible following the Eligible Participant's retirement, or such later date as the Eligible Participant shall specify on the election form described in Section 4.1, and thereafter shall be made on the anniversaries of such date until the number of installment payments elected have been made.

     Payment of any lump sum death benefit of an Eligible Participant shall be made as soon as administratively feasible, but in no event later than six (6) months after the date of the Eligible Participant's death.

     Notwithstanding any other provision of this Plan to the contrary, no Executive Pension Amount shall be paid to any Eligible Participant prior to the earliest date on which MEMC's federal income tax deduction for such payment is not precluded by Section 162(m) of the Internal Revenue Code. In the event any payment is delayed solely as a result of the preceding restriction, such payment shall be made as soon as administratively feasible following the first date as of which Section 162(m) of the Internal Revenue Code no longer precludes the deduction by MEMC of such payment. Amounts deferred because of the Section 162(m) deduction limitation shall be increased by simple interest for the period of delay at the annual rate of six percent (6%).

     4.4 Deferral of Lump Sum Payment. Notwithstanding anything in Section 4.3 to the contrary, an Eligible Participant who validly elects to receive a lump sum payment in accordance with Section 4.1 may elect to defer receipt to a designated future year following retirement. Such an election shall be made in writing in a form prescribed by the Plan Administrator no later than six (6) months before the Eligible Participant's retirement date. Such an election, once made, shall be irrevocable. A lump sum payment deferred in accordance with the provisions of this Section 4.4 shall be increased by simple interest for the period of deferral at the annual rate of three percent (3%).


                                    ARTICLE V
                               SOURCES OF PAYMENTS

     Benefits payable under this Executive Pension Plan shall be paid by the Employer of each Eligible Participant out of its general assets (except as provided below with respect to a Rabbi Trust). Obligations to pay benefits due Eligible Participants under the Executive Pension Plan shall primarily be the obligation of the Employer. An Eligible Participant shall not have any rights with respect to benefits from the Employer under the Executive Pension Plan other than the unsecured right to receive payments from the Employer. Except for the obligation to fund a Rabbi Trust as set forth in Section 4.1, or by the terms of the Rabbi Trust, an Employer shall not be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligation under this Executive Pension Plan. Any benefit payable in accordance with the terms of this Executive Pension Plan shall not be represented by a note or any evidence of indebtedness other than the promises contained in this Executive Pension Plan.

     If any Eligible Participant is entitled to receive a benefit from this Executive Pension Plan, based on his employment with more than one of the Employers (that is, more than one of the business entities that adopt the Pension Plan) then each such Employer shall pay that portion of the Executive Pension Amount that bears the same ratio to the total Executive Pension Amount, as the benefits accrued by such Eligible Participant under the Pension Plan while in the employment of each such Employer bears to the total benefits accrued under the Pension Plan; provided, however, that the portion of an Eligible Participant's benefit payable under this Executive Pension Plan attributable to service with an Employer (or Employers) that is no longer a member of the Controlled Group which includes MEMC Electronic Materials, Inc., as defined in Sections 414(b), (c) and (m) of the Internal Revenue Code of 1986, as amended, at the time such individual terminates employment with all members of such group shall be paid by MEMC Electronic Materials, Inc. The Sponsor may make a single payment to the Eligible Participant and receive reimbursement from the Employers.

     MEMC Electronic Materials, Inc. and any other Employer may establish a Rabbi Trust to accumulate assets to fund the obligations of the Employer pursuant to this Executive Pension Plan. Payment from the Rabbi Trust of amounts due under the terms of this Executive Pension Plan shall satisfy the obligation of the respective Employer(s) to make such payment out of its general assets. In no event shall any Eligible Participant be entitled to receive payment of an amount from the general assets of an Employer that the Eligible Participant received from the Rabbi Trust. No Employer shall be obligated to contribute to the Rabbi Trust except as specifically provided in Section 4.1.


                                   ARTICLE VI
                               PLAN ADMINISTRATOR

     6.1 Plan Administrator. The Executive Pension Plan shall be administered by the same Committee appointed by MEMC Electronic Materials, Inc. to be Plan Administrator of the MEMC Pension Plan. The Plan Administrator so appointed shall have all of the authority, rights and duties to administer the Executive Pension Plan as is assigned to the Committee to administer the Pension Plan; provided, however, that such Committee may adopt such rules as it may deem necessary, desirable and appropriate to administer the Executive Pension Plan. Except as provided in the Rabbi Trust, the decisions of the Committee, including but not limited to interpretations and determinations of amounts due under this Executive Pension Plan, shall be final and binding on all parties.

     6.2 Standard of Conduct. The Committee shall perform its duties as the Committee in its sole discretion shall determine is appropriate in light of the reason and purpose for which the Executive Pension Plan is established and maintained. Except as provided in the Rabbi Trust, the interpretation of all plan provisions and the determination of whether a Participant or Beneficiary is entitled to any benefit pursuant to the terms of the Executive Pension Plan, shall be exercised by the Committee in its sole discretion.

     Any Employer that adopts and maintains this Executive Pension Plan hereby consents to actions of the Committee made in its sole discretion.


                                   ARTICLE VII
                            NONALIENATION OF BENEFITS

     Except as may be required by the federal income tax withholding provisions of the Code or by the tax laws of any State, the interests of Eligible Participants and their beneficiaries under this Executive Pension Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by an Eligible Participant, his Beneficiary, or any other person to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. An Employer may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated or encumbered.


                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

     MEMC Electronic Materials, Inc. reserves the right to amend, alter or discontinue this Executive Pension Plan at any time; provided, however, that no such amendment, alteration of discontinuance shall decrease the Accrued Benefit of any Eligible Participant accrued to the date of such amendment, alteration or discontinuance or the right of an Eligible Participant to payment of such amount and that assets of any Rabbi Trust established pursuant to Article IV shall not revert to MEMC Electronic Materials, Inc. until all benefit obligations funded by such assets determined separately with respect to each Eligible Participant and his Beneficiary, shall have been fulfilled. Such action to amend, alter or discontinue this Executive Pension Plan may be taken by the MEMC Electronic Materials, Inc. Employee Benefit Committee or such other entity as may be duly authorized by the Board of Directors of the Sponsor.


                                   ARTICLE IX
                               GENERAL PROVISIONS

     9.1 Plan Not a Contract of Employment. This Executive Pension Plan does not constitute a contract of employment, and participation in the Executive Pension Plan will not give any Eligible Participant the right to be retained in the employment of any of the Employers.

     9.2 Construction of Terms. Words of gender shall include persons and entities of any gender, the plural shall include the singular, and the singular shall include the plural. Section headings exist for reference purposes only, and shall not be construed as part of the Executive Pension Plan.

     9.3 Successors. The provisions of this Executive Pension Plan shall be binding upon the Employers and their successors and assigns and upon every Eligible Participant and his heirs, beneficiaries, estates and legal representatives.

     9.4 Official Actions. Any action required to be taken by the Board of Directors of MEMC Electronic Materials, Inc. pursuant to the Executive Pension Plan may be performed by any person or persons, including a committee, to which the Board of Directors of the MEMC Electronic Materials, Inc. delegates the authority to take actions of that kind. Whenever under the terms of this Executive Pension Plan an entity corporation is permitted or required to take some action such action may be taken by an officer of the corporation who has been duly authorized by the Board of Directors of such corporation to take actions of that kind.

     9.5 Controlling State Law. To the extent not superseded by the laws of the United States, the laws of the State of Missouri shall be controlling in all matters relating to this Executive Pension Plan.

     9.6 Severability. In case any provision of this Executive Pension Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Executive Pension Plan, and the Executive Pension Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.

     9.7 Withholding. The Employer shall withhold from amounts due under this Executive Pension Plan the amount necessary to enable the Employer to remit to the appropriate government entity or entities on behalf of the Eligible Participant as may be required by the federal income tax withholding provisions of the Code, by an applicable state's income tax, or by an applicable city, county or municipality's earnings or income tax act. The Employer may withhold from the compensation of, or collect from, the Eligible Participant any amounts due from an Eligible Participant, the amount necessary to remit on behalf of the Eligible Participant any FICA taxes which may be required with respect to amounts accrued by an Eligible Participant hereunder as determined by the Employer.

     The undersigned hereby certifies that the foregoing Plan restatement was duly adopted by MEMC Electronic Materials, Inc. by its Employee Benefit Committee in accordance with the authority delegated to such Committee by the Board of Directors.


                                        MEMC ELECTRONIC MATERIALS, INC.



                                         By: /s/ Margaret B. Stonum
                                             ---------------------------------

                                                 Director, Benefits
                                         Title: ------------------------------

                                                 April 30, 1997
                                         Date: -------------------------------